
                                                                   EXHIBIT 10.23

                         AGREEMENT AND PLAN OF EXCHANGE

                                  BY AND AMONG

                        GROUP MAINTENANCE AMERICA CORP.,

                           PAUL E. SMITH CO., INC.,

                                      AND

                               THE HOLDERS OF THE
                           OUTSTANDING CAPITAL STOCK
                                       OF
                            PAUL E. SMITH CO., INC.

                                AUGUST 18, 1997
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                               TABLE OF CONTENTS
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                                                                                                        Page
1.  THE CLOSING.......................................................................................   1
       1.1  Closing...................................................................................   1
       1.2  Exchange of and Payment for Stock.........................................................   1
            1.2.1  Delivery of Company Common Stock and Closing Exchange Consideration................   1
            1.2.2  Assignments........................................................................   2
            1.2.3  Payment In Full Satisfaction of All Rights.........................................   2
       1.3  Determination of Closing Exchange Consideration...........................................   2
            1.3.1  Delivery of IPO Price to Public; Statement.........................................   2
       1.4  Post-Closing Determination of Final Exchange Consideration................................   3
            1.4.1  Determination of the Final Per Share Common Stock Amount and the Final Exchange
                   Consideration......................................................................   3
            1.4.2  Statement..........................................................................   4
            1.4.3  Review.............................................................................   4
            1.4.4  Disputes...........................................................................   4
            1.4.5  Resolution by Parties..............................................................   5
            1.4.6  Final Determination................................................................   5
            1.4.7  Expenses...........................................................................   5

2.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS................................................   5
        2.1  Exhibit..................................................................................   5
        2.2  Stock Ownership..........................................................................   6
        2.3  Authority................................................................................   6
        2.4  Consents.................................................................................   6

3.  REPRESENTATIONS AND WARRANTIES OF THE PARENT......................................................   6
        3.1  Representations and Warranties...........................................................   6
             3.1.1  Organization......................................................................   6
             3.1.2  Capitalization of the Parent......................................................   6
             3.1.3  Authority.........................................................................   7
             3.1.4  Consents..........................................................................   7
             3.1.5  Defaults..........................................................................   7
             3.1.6  Investment Company................................................................   7
             3.1.7  Financial Statements..............................................................   7
             3.1.8  Taxes.............................................................................   8
             3.1.9  Full Authority....................................................................   8
             3.1.10 Access............................................................................   8
             3.1.11 Disclosure........................................................................   8
             3.1.12 Parent Material Adverse Effect....................................................   8
             3.1.13 Tax-Free Reorganization...........................................................   8

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
4.  CERTAIN COVENANTS, AGREEMENTS AND PRE-CLOSING MATTERS.............................................   10
    4.1  Agreements of Shareholders to be Effective Upon Closing......................................   10
         4.1.1  Covenant Not to Compete...............................................................   10
         4.1.2  Release...............................................................................   10
    4.2  Elimination of Expense.......................................................................   11
    4.3  Note Repayments..............................................................................   11
    4.4  Shareholder Indebtedness and Receivables.....................................................   11
    4.5  Audit........................................................................................   11
    4.6  Pre-Closing Covenants and Agreements.........................................................   11
    4.7  Salary Continuation Agreements...............................................................   11
    4.8  Assignment of Accounts Receivable............................................................   11
    4.9  Company Plans................................................................................   12
    4.10 Confidentiality..............................................................................   12
    4.11 Tax-Free Reorganization......................................................................   12
    4.12 Company Stock Options........................................................................   12
         4.12.1  No Change in Terms...................................................................   12
         4.12.2  Exercise for Parent Common Stock.....................................................   12
         4.12.3  Exercise Price.......................................................................   13
    4.13 Property Lease with Four Square Company......................................................   13
    4.14 Income Tax Distribution......................................................................   13

5.  CONDITIONS PRECEDENT; CLOSING DELIVERIES..........................................................   14
    5.1  Conditions Precedent to the Obligations of the Parent........................................   14
         5.1.1  Accuracy of Representations and Warranties............................................   14
         5.1.2  Performance of Covenants..............................................................   14
         5.1.3  Legal Actions or Proceedings..........................................................   14
         5.1.4  Approvals.............................................................................   14
         5.1.5  Closing Deliveries....................................................................   14
         5.1.6  No Casualty, Loss or Damage...........................................................   15
         5.1.7  Licenses, etc.........................................................................   15
         5.1.8  No Material Adverse Change............................................................   15
         5.1.9  IPO...................................................................................   15
         5.1.10 Certain Corporate Actions.............................................................   15
         5.1.11 Financing.............................................................................   15
    5.2  Conditions Precedent to the Obligations of the Shareholders and the Company..................   15
         5.2.1  Accuracy of Representations and Warranties............................................   15
         5.2.2  Performance of Covenants..............................................................   15
         5.2.3  Approvals.............................................................................   15
         5.2.4  Closing Deliveries....................................................................   15
    5.3  Deliveries by the Shareholders at the Closing................................................   16
         5.3.1  Closing Certificates..................................................................   16
         5.3.2  Stock Transfer Restriction Agreement..................................................   16
         5.3.3  Employment Agreement..................................................................   16
         5.3.4  Registration Rights Agreement.........................................................   16

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
         5.3.5  Opinion of Counsel for the Shareholders and the Company...............................   16
         5.3.6  Documents, Stock Certificates.........................................................   16
         5.3.7  Discharge of Indebtedness, Releases, Etc..............................................   16
    5.4  Deliveries by the Parent at the Closing......................................................   17
         5.4.1  Closing Certificates..................................................................   17
         5.4.2  Registration Rights Agreement.........................................................   17
         5.4.3  Opinion of Counsel for the Parent.....................................................   17
         5.4.4  Closing Exchange Consideration........................................................   17

6.  SURVIVAL, INDEMNIFICATIONS........................................................................   18
    6.1  Survival.....................................................................................   18
    6.2  Indemnification..............................................................................   18
         6.2.1  Parent Indemnified Parties............................................................   18
         6.2.2  Minimum Losses........................................................................   19
         6.2.3  Parent Indemnity......................................................................   19
    6.3  Limitations..................................................................................   20
    6.4  Procedures for Indemnification...............................................................   20
         6.4.1  Notice................................................................................   20
         6.4.2  Legal Defense.........................................................................   20
         6.4.3  Settlement............................................................................   20
         6.4.4  Cooperation...........................................................................   21
    6.5  Subrogation..................................................................................   21

7.  TERMINATION.......................................................................................   21
    7.1  Grounds for Termination......................................................................   21
         7.1.1  Mutual Consent........................................................................   21
         7.1.2  Optional By the Company...............................................................   21
         7.1.3  Optional By the Parent................................................................   21
         7.1.4  Breach By the Parent..................................................................   21
         7.1.5  Breach by the Shareholders............................................................   22
    7.2  Effect of Termination........................................................................   22

8.  MISCELLANEOUS.....................................................................................   22
    8.1  Notice.......................................................................................   22
    8.2  Further Documents............................................................................   22
    8.3  Assignability................................................................................   23
    8.4  Exhibits and Schedules.......................................................................   23
    8.5  Sections and Articles........................................................................   23
    8.6  Entire Agreement.............................................................................   23
    8.7  Headings.....................................................................................   23
    8.8  CONTROLLING LAW..............................................................................   23
    8.9  Public Announcements.........................................................................   23
    8.10 No Third Party Beneficiaries.................................................................   24
    8.11 Amendments and Waivers.......................................................................   24
    8.12 No Employee Rights...........................................................................   24
    8.13 Non-Recourse.................................................................................   24

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
    8.14 When Effective...............................................................................   24
    8.15 Takeover Statutes............................................................................   24
    8.16 Number and Gender of Words...................................................................   24
    8.17 Invalid Provisions...........................................................................   24
    8.18 Multiple Counterparts........................................................................   25
    8.19 No Rule of Construction......................................................................   25
    8.20 Expenses.....................................................................................   25

Exhibit 1.2           Letter of Transmittal to Shareholders
Exhibit 1.2.2A        Company Stock Options
Exhibit 1.2.2B        Option Agreements
Exhibit 2             Disclosure Statements
Exhibit 2.2           Stock Ownership
Exhibit 3.1.4         Consents
Exhibit 4.2           Elimination of Expenses of the Company
Exhibit 4.6           Pre-Closing Covenants and Agreements
Exhibit 4.1.3A        Office & Warehouse Lease with Four Square Company
Exhibit 4.1.3B        Replacement Lease Agreement between Four Square and the Company
Exhibit 4.1.4         Promissory Note for Sub. S Distribution
Exhibit 5.3.2         Stock Transfer Restriction Agreement
Exhibit 5.3.3         Employees of the Company
Exhibit 5.3.3A        Employment Agreement
Exhibit 5.3.3B        Employment Agreement
Exhibit 5.3.4         Registration Rights Agreement
Exhibit 5.3.5         Opinion of Counsel for the Shareholders and the Company
Exhibit 5.3.7         Terminated Obligations
Exhibit 5.4.3         Opinion of Counsel for the Parent

                         AGREEMENT AND PLAN OF EXCHANGE
                         ------------------------------

     This AGREEMENT AND PLAN OF EXCHANGE (this "Agreement") made effective as of August __, 1997, by and among GROUP MAINTENANCE AMERICA CORP., a Texas corporation (the "Parent"), AND THE UNDERSIGNED HOLDERS (the "Shareholders") OF ALL OF THE OUTSTANDING CAPITAL STOCK OF PAUL E. SMITH CO., INC., an Indiana corporation (the "Company").

     WHEREAS, Parent and the Shareholders desire to provide for the transfer by the Shareholders to Parent of the outstanding shares of capital stock of the Company in exchange for common stock of Parent (the "Exchange");

     WHEREAS, for federal income tax purposes, it is intended that such transfer and exchange shall qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:


 1.  THE CLOSING

      1.1 Closing. The closing ("Closing") will take place at 10:00 a.m. at the offices of Chamberlain, Hrdlicka, White, Williams & Martin in Houston, Texas on the closing date of the Parent's IPO (as defined below), but in no event later than December 31, 1997 ("Closing Date"); provided that each of the conditions precedent to the obligations of the parties to effect the Exchange are then satisfied or waived by the applicable party. The parties may agree in writing on another date, time or place for the Closing. At the Closing, the parties will deliver or cause to be delivered the documents described in Sections 5.3 and 5.4 below. The term "IPO" means any underwritten public offering of Parent Common Stock resulting in net cash proceeds to the Parent of at least $20,000,000 (other than any offering pursuant to any registration statement (i) relating to any capital stock of Parent or options, warrants or other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of the Parent or any of its subsidiaries, (ii) relating to any employee benefit plan or interest therein, (iii) relating principally to any preferred stock or debt securities of the Parent, or (iv) filed pursuant to Rule 145 under the Securities Act of 1933, as amended ("Securities Act"), or any successor or similar provision).

      1.2 Exchange of and Payment for Stock.

          1.2.1 Delivery of Company Common Stock and Closing Exchange Consideration. Prior to the Closing, the Parent will deliver to each of the Shareholders a letter of transmittal, in substantially the form attached hereto as Exhibit 1.2, to be used for the purpose of surrendering to Parent certificates (the "Stock Certificates") representing all outstanding shares of common stock, no par value, of the Company ("Company Common Stock") in exchange for the right to receive the Exchange Consideration (as defined below). All of the Company Common Stock held by each Shareholder will be surrendered by such Shareholder to the Parent together with properly completed and executed letters of transmittal (with each such signature guaranteed by a commercial bank or notarized by a notary public or similar official reasonably satisfactory to the Parent), and the Parent shall cause to be delivered to such Shareholder at the Closing the Closing Exchange Consideration (as determined in accordance with Section 1.3 hereto) applicable to the Company Common Stock evidenced by the Stock Certificates properly surrendered (with properly executed and completed letters of transmittal) by such Shareholder to the Parent.

          1.2.2 Assignments. Except for the granting of certain options to employees of the Company described on Exhibit 1.2.2A (the "Company Stock Options"), pursuant to a stock option agreement in the form attached as Exhibit 1.2.2B (collectively, the "Option Agreements") and the exercise by the holder or the assumption of certain obligations under the Option Agreement by Parent as permitted by Section 4.12, the assignment, transfer or other disposition of record or beneficial ownership of any shares of Company Common Stock may not be made on or after the date hereof. Other than the Company Stock Options, the Company shall not grant any other options to any person.

          1.2.3 Payment In Full Satisfaction of All Rights. The delivery of the Closing Exchange Consideration to the Shareholders with respect to their shares shall be deemed to be payment in full satisfaction of all rights pertaining to the outstanding shares except for the right to receive additional shares of Parent Common Stock pursuant to Section 1.4.

      1.3 Determination of Closing Exchange Consideration.

          1.3.1 Delivery of IPO Price to Public; Statement. Within three business days after the Parent and its underwriters agree on the initial price to the public for a share of Parent Common Stock offered in the IPO, as set forth in an executed underwriting agreement (the "IPO Price"), the Parent shall deliver to the Shareholders a written notice (the "Price Notice") setting forth the IPO Price and a statement setting forth a calculation, reviewed by KPMG Peat Marwick LLP, of the Closing Outstanding Common Stock Number (as defined below), and the Closing Exchange Consideration (as defined below) payable to the Shareholders at Closing (the "Statement of Closing Consideration"). The IPO Price, as set forth in the Price Notice, and the Closing Exchange Consideration as set forth in the Statement of Closing Consideration shall be final, conclusive and binding for purposes of this Agreement.

          1.3.2 Definitions. The following terms shall have the meaning ascribed below for purposes of this Agreement (including Exhibits 2 and 4.6 thereto):

          (i) "Closing Exchange Consideration" means 90% of the estimated Final Exchange Consideration to be received by a Shareholder calculated as of the Closing Date pursuant to the formula set forth in Section 1.4.1 below.

        (ii) "Closing Outstanding Common Stock Number" means the estimated Final Outstanding Common Stock Number as established pursuant to Section
     1.3 of the Agreement.

        (iii) "Final Per Share Common Stock Amount" means the number of shares of Parent Common Stock to be received in exchange for one share of Company Common Stock, which number is determined pursuant to the formula set forth in Section 1.4 below assuming that the factor "F" is equal to one.

        (iv) "Current Assets" means the current assets of the Company determined as of the Closing Date in accordance with GAAP.

        (v) "Current Liabilities" means the current liabilities of the Company determined as of the Closing Date in accordance with GAAP and expressed as a positive number; provided, however, that all expenses of the Company or the Shareholders incurred in connection with the transactions contemplated hereby which are payable by the Company (other than fees and expenses of KPMG Peat Marwick related to its audit of the Company) shall be included in Current Liabilities.

        (vi) "Long-Term Debt" means all long-term liabilities of the Company as of Closing Date, including capitalized lease obligations, as applicable to a corporation taxable under Subchapter C of the Code, all as determined under GAAP.

        (vii) "GAAP" means U.S. generally accepted accounting principles consistently applied.

      1.4 Post-Closing Determination of Final Exchange Consideration.

          1.4.1 Determination of the Final Per Share Common Stock Amount and the Final Exchange Consideration. The Final Per Share Common Stock Amount and the Final Exchange Consideration to be received by each Shareholder shall be determined according to the following formula:

                     A =  ($3,100,000 + B + C - D - E) x F
                          --------------------------------
                                  (G + H) x I

     Where, for purposes of this formula:

     A = the "Final Exchange Consideration," which means the number of shares of Parent Common Stock to be received by a Shareholder as a result of the Exchange.

     B = the "Working Capital Positive Adjustment," which means the amount, if any, by which the sum of (i) Current Assets (as of the Closing Date) plus (ii) $229,386, exceeds 1.25 times Current Liabilities (as of the Closing Date); provided, however, that the aggregate amount of vacation and warranty liability accruals shall be excluded from Current Liabilities except to the extent that the aggregate amount of such accruals exceeds $38,000.

     C = the "Option Present Value Amount," which means the present value of the aggregate exercise price under the Company Stock Options outstanding immediately prior to the

          Closing Date, assuming that such options are exercised on the expiration date thereof, determined by discounting such aggregate exercise price to the Closing Date at a discount rate equal to 10% per annum.

     D = the "Working Capital Negative Adjustment," which means the amount, if any, by which 1.25 times Current Liabilities (as of the Closing Date) exceeds the sum of (i) Current Assets (as of the Closing Date) plus
          (ii) $229,386; provided, however, that the aggregate amount of vacation and warranty liability accruals shall be excluded except to the extent that the aggregate amount of such accruals exceeds $76,000.

     E = the "Long Term Debt Adjustment," which means the excess of Long Term Debt (as of the Closing Date) over $0.

     F = the "Shareholder's Final Common Stock Number," which means, with respect to any Shareholder, the number of shares of Company Common Stock owned of record by such Shareholder immediately prior to the Closing Date.

     G = the "Final Outstanding Common Stock Number," which means the number of shares of Company Common Stock issued and outstanding immediately prior to the Closing Date.

     H = the "Final Company Option Number," which means the number of shares of Company Common Stock required to be issued by the Company upon the exercise in full of the Company Stock Options outstanding immediately prior to the Closing Date.

     I = the "IPO Price," which means the initial price to the public for a share of Parent Common Stock offered in the IPO, as defined in Section
          1.3 above.

          1.4.2 Statement. No later than 90 days after the Closing, the Parent shall deliver to the Shareholders a statement showing the Final Outstanding Common Stock Number (as determined in accordance with this Section 1.4 attached hereto), and the Final Exchange Consideration (the "Statement of Final Amounts").

          1.4.3 Review. After delivery to the Shareholders of the Statement of Final Amounts, the Shareholders and their representatives shall be afforded the opportunity to review and inspect all of the financial records, work papers, schedules and other supporting papers relating to the preparation of the Statement of Final Amounts, and to consult with the Parent and its representatives regarding the methods used in the preparation of the Statement of Final Amounts.

          1.4.4 Disputes. The Final Outstanding Common Stock Number and the Final Exchange Consideration as shown on the Statement of Final Amounts shall be final, conclusive and binding for purposes of this Agreement, unless the Shareholders shall deliver to the Parent a written notice of disagreement ("Notice of Dispute") with any item or items in the Statement of Final Amounts within 10 business days following receipt of the Statement of Final Amounts, specifying in reasonable detail the nature and extent of such disagreement; provided, however, that no Notice of Dispute may be given with respect to any items unless such item involves an amount of $30,000 or more. If a Notice of Dispute is not properly given within such time, the Final Outstanding Common Stock Number and the Final Exchange Consideration as set forth in the Statement of Final Amounts shall be final, conclusive and binding for purposes of this Agreement.

          1.4.5 Resolution by Parties. If a Notice of Dispute is properly given, the Parent and the Shareholders agree to negotiate in good faith and use their best efforts to resolve any disagreement with respect to the Statement of Final Amounts. If the Parent and the Shareholders shall not reach such resolution within 30 days following receipt by the Parent of a properly given Notice of Dispute, the dispute shall be referred a national accounting firm ("Accountants") selected by Parent and the Shareholders other than KPMG Peat Marwick LLP ("KPMG"), who shall resolve such dispute within 30 days after its submission to them; provided, however, that if Parent and the Shareholders are unable to agree on the selection of such Accountants within 10 days following receipt of the Notice of Dispute, KPMG shall promptly select such Accountants. The Parent and the Shareholders (if the dispute is resolved by them or the Statement of Final Amounts otherwise becomes final pursuant hereto without referral to the Accountants) or the Accountants (if a dispute is resolved by them) shall set forth such resolution in writing and such writing shall (i) set forth the Final Outstanding Common Stock Number and the Final Exchange Consideration and (ii) be final, conclusive and binding for purposes of this Agreement.

          1.4.6 Final Determination. Within 10 business days following the final determination of the Final Outstanding Common Stock Number and the Final Exchange Consideration as provided in this Section 1.4 (i) the Parent shall deliver to each Shareholder, as applicable, the number of shares of Parent Common Stock, if any, by which the aggregate of the Final Exchange Consideration deliverable to such Shareholder, as finally determined pursuant hereto, exceeds the aggregate of the Closing Exchange Consideration delivered to such Shareholder at the Closing; or (ii) each Shareholder shall deliver to the Parent the number of shares of Parent Common Stock, if any, by which the aggregate of the Closing Exchange Consideration delivered to such Shareholder at the Closing exceeds the aggregate of the Final Exchange Consideration deliverable to such Shareholder as finally determined pursuant hereto.

          1.4.7 Expenses. The Parent and the Shareholders shall each pay their own costs incurred in connection with this Section 1.4, including the fees and expenses of their respective attorneys and accountants, if any.

                      2.  REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDERS

     The Shareholders, jointly and severally, hereby represent and warrant to the Parent as follows:

      2.1 Exhibit 2. The statements in Exhibit 2 attached hereto are true and correct.

      2.2 Stock Ownership. Each Shareholder owns, beneficially and of record, with full power to vote, the number of shares of Company Common Stock set forth beside such Shareholder's name on Exhibit 2.2 and such shares are so held by the Shareholders free and clear of all liens, encumbrances and adverse claims whatsoever.

      2.3 Authority. Each Shareholder has full right, power, legal capacity and authority to (i) execute, deliver and perform this Agreement, and all other documents and instruments referred to herein or contemplated hereby to be executed, delivered and performed by the Shareholders (each a "Shareholder Related Document") and (ii) consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by each Shareholder and constitutes, and each Shareholder Related Document, when duly executed and delivered by each Shareholder who is a party thereto will constitute, legal, valid and binding obligations of such Shareholder enforceable against such Shareholder in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      2.4 Consents. No approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by the Shareholders of this Agreement or any Shareholder Related Document. The execution, delivery and performance by each Shareholder of this Agreement and the Shareholder Related Documents do not violate any mortgage, indenture, contract, agreement, lease or commitment or other instrument of any kind to which such Shareholder is a party or by which such Shareholder or such Shareholder's assets or properties may be bound or affected or any law, rule or regulation applicable to such Shareholder or any court injunction, order or decree or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over such Shareholder.


                       3. REPRESENTATIONS AND WARRANTIES
                                 OF THE PARENT

      3.1 Representations and Warranties. The Parent hereby represents and warrants to the Shareholders as follows:

          3.1.1 Organization. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Parent is duly qualified or licensed as a foreign corporation authorized to do business in all states in which any of its assets or properties may be situated or where its business is conducted except where the failure to obtain such qualification or license would not have a Parent Material Adverse Effect (as defined below).

          3.1.2 Capitalization of the Parent. The total authorized capital stock of Parent is as set forth and described in Parent's confidential information statement delivered to Shareholders in connection with the transactions contemplated by this Agreement. The outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly and validly issued and are fully paid and non-assessable.

          3.1.3 Authority. The Parent has the requisite, power and authority to execute, deliver and perform this Agreement and all documents and instruments referred to herein or contemplated hereby (the "Parent Related Documents") and to consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by the Parent and constitutes, and all the Parent Related Documents, when executed and delivered by the Parent will constitute, legal, valid and binding obligations of the Parent, enforceable in accordance with their respective terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          3.1.4 Consents. Except as provided on Exhibit 3.1.4, no approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by the Parent of this Agreement or the Parent Related Documents or the consummation by the Parent of the transactions contemplated hereby, except for the filing of the Parent's registration statement with respect to the IPO ("Registration Statement") with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act and the SEC's declaration of effectiveness of such Registration Statement and the completion of all necessary filings required under, and the obtaining of all necessary consents and approvals required pursuant to, state securities or "blue sky" laws in connection with the IPO.

          3.1.5 Defaults. The Parent is not in default under or in violation of, and the execution, delivery and performance of this Agreement and the Parent Related Documents and the consummation by the Parent of the transactions contemplated hereby and thereby will not result in a default under or in violation of (i) any mortgage, indenture, charter or bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which the Parent is a party or by which the Parent or any of its properties or assets may be bound or affected or (ii) any law, rule or regulation applicable to the Parent or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over the Parent, which default or violation prevents the Parent from consummating the transactions contemplated hereby or is reasonably likely to have a Parent Material Adverse Effect.

          3.1.6 Investment Company. The Parent is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          3.1.7 Financial Statements. The Parent has provided certain financial statements to the Shareholders ("Parent Financial Statements") and such Parent Financial Statements have been prepared in accordance with GAAP and fairly present the consolidated financial position, results of operations and cash flows of the Parent and its then existing consolidated subsidiaries as of the dates and for the periods indicated, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The books and records of the Parent have been kept in reasonable detail and accurately and fairly reflect the transactions of the Parent.

          3.1.8 Taxes. The Parent has either accrued, discharged or caused to be discharged, as the same have become due, or the Parent Financial Statements contain adequate accruals and reserves for, all taxes, interest thereon, fines and penalties of every kind and character, attributable or relating to the properties and business of the Parent for the period ended December 31, 1996.

          3.1.9 Full Authority. The Parent has the corporate power and authority and has obtained all licenses, permits, qualifications, and other documentation (including permits required under applicable Environmental Law, as defined in Exhibit 2) necessary to own and/or operate its businesses, properties and assets and to carry on its businesses as being conducted on the date of this Agreement, except such licenses, permits, qualifications or other documentation, the failure to obtain which is not reasonably likely to result in a Parent Material Adverse Effect, and such businesses are now being conducted and such assets and properties are being owned and/or operated in compliance with all applicable laws (including Environmental Law), ordinances, rules and regulations of any governmental agency of the United States, any state or political subdivision thereof, or any foreign jurisdiction, all applicable court or administrative agency decrees, awards and orders and all such licenses, permits, qualifications and other documentation, except where the failure to comply will not have a Parent Material Adverse Effect, and there is no existing condition or state of facts that would give rise to a violation thereof or a liability or default thereunder that is reasonably likely to have a Parent Material Adverse Effect.

          3.1.10 Access. The Parent has cooperated fully in permitting the Shareholders and their representatives to make a full investigation of the properties, operations and financial condition of the Parent and has afforded the Shareholders and their representatives reasonable access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments and personnel of Parent.

          3.1.11 Disclosure. No representation or warranty by the Parent in this Agreement, and no statement contained in any certificate delivered by the Parent to the Shareholders pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

          3.1.12 Parent Material Adverse Effect. The term "Parent Material Adverse Effect" shall mean an adverse effect on the properties, assets, financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of the Parent and its consolidated subsidiaries, taken as a whole in an amount of $100,000 or more.

          3.1.13 Tax-Free Reorganization. With respect to the qualification of the Exchange as a reorganization within the meaning of Section 368(a) of the
Code:

          (i) The Parent has no plan or intention to sell, exchange or otherwise dispose or liquidate the Company, to merge the Company with or into any other corporation, to sell or otherwise dispose of its Company Common Stock except for transfers of Company Common Stock to corporations of which the Parent has control (within the meaning of Section 368(a) of the Code) at the time of such transfer, or to cause the Company to sell or otherwise dispose of any of its assets or of any assets acquired in the Exchange, except for dispositions made in the ordinary course of business or transfers of assets to a corporation of which the Company has control (within the meaning of Section 368(a) of the Code) at the time of such transfer.

          (ii) The Parent has no plan or intention to cause the Company, after the Exchange, to issue additional shares of its stock that would result in the Parent losing control of the Company within the meaning of Section 368(c) of the Code.

          (iii) Following the Exchange, the Company will continue the Company's historic business or use a significant portion of its historic business assets in a business.

          (iv) Except as provided in Section 8.20 below, if the Exchange is effected, the Parent will each pay its expenses, if any, incurred in connection with the Exchange.

          (v) The Parent Common Stock that will be issued in connection with the Exchange is voting stock within the meaning of Section 368(c) of the Code.

          (vi) At the Closing Date, the Parent will not have any outstanding warrants, options, convertible securities, or any other right pursuant to which any person could acquire stock in the Parent which, if exercised or converted, would affect the Parent's acquisition or retention of control of the Company.

          (vii) The Parent is not an investment company as defined in Section 368(a)(2)(F) of the Code.

          (viii) None of the Parent Common Stock received by Shareholders as a part of the Exchange Consideration will be separate consideration for, or allocable to, any employment agreement.

          (ix) The Parent is not under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a federal or state court.

          (x) Except for post-closing adjustments of the Exchange Consideration pursuant to Section 1.4 of this Agreement, the Parent has no plan or intention to reacquire any of its stock issued in this transaction.

           4.  CERTAIN COVENANTS, AGREEMENTS AND PRE-CLOSING MATTERS

      4.1 Agreements of Shareholders to be Effective Upon Closing. Effective upon Closing, and without further action on the part of any party or other person, the Shareholders covenant and agree as follows:

           4.1.1 Covenant Not to Compete.

          (i) For the considerations specified in this Agreement and in recognition that the covenants by the Shareholders in this Section are a material inducement to the Parent to enter into and perform this Agreement, each Shareholder agrees that for the period from the Closing Date to the later to occur of (a) the date which is five years after the Closing Date or (b) the date which is one year following any termination of such Shareholder's employment by the Company for "Cause" (as defined in the Employment Agreement attached hereto as Exhibit 5.3.3A), such Shareholder will not represent, engage in, carry on, or have a financial interest in, directly or indirectly, individually, as a member of a partnership or limited liability company, equity owner, shareholder (other than as a shareholder of less than one percent of the issued and outstanding stock of a publicly-held company whose gross revenues exceed $100 million), investor, officer, director, trustee, manager, employee, agent, associate or consultant, any business that involves indoor air quality, heating, ventilation and air conditioning, plumbing or electrical contracting services within a 100 mile radius of Indianapolis, Indiana.

          (ii) Each Shareholder agrees that the limitations set forth herein on such Shareholder's rights to compete with the Parent and its affiliates as set forth in clause (i) are reasonable and necessary for the protection of Parent and its affiliates. In this regard, each Shareholder specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on the Shareholder's activities specified herein, are reasonable and necessary for the protection of the Parent and its affiliates. Each Shareholder agrees that, in the event that the provisions of this Section should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, such provisions shall be and are hereby reformed to the maximum scope of business, time or geographic limitations permitted by applicable law.

          (iii) Each Shareholder agrees that the remedy at law for any breach by such Shareholder of this Section 4.1.1 will be inadequate and that the Parent shall be entitled to injunctive relief.

          4.1.2 Release. Effective as of the Closing Date, the Shareholders do hereby (i) release, acquit and forever discharge the Company from any and all liabilities, obligations, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to the Closing Date, including, without limitation, any claim for indemnity or contribution from the Company in connection with the obligations or liabilities of the Shareholders hereunder, except for salary and benefits payable to a Shareholder as an employee in the ordinary course of business; (ii) waive all breaches, defaults or violations of any agreement applicable to the Company Common Stock and agree that any and all such agreements are terminated as of the Closing Date, and (iii) waive any and all preemptive or other rights to acquire any shares of capital stock of the Company and release any and all claims arising in connection with any prior default, violation or failure to comply with or satisfy any such preemptive or other rights.

      4.2 Elimination of Expense. Prior to Closing, the Shareholders will produce evidence to the satisfaction of the Parent and its lenders that the expenses of the Company as described on Exhibit 4.2 hereto have been eliminated as expenses of the Company as of and following the Closing Date.

      4.3 Note Repayments. Prior to Closing, the Shareholders will produce evidence to the satisfaction of the Parent and its lenders that the promissory note payable by the Company to Paul E. Smith in the outstanding principal amount of $500,000 as of December 31, 1996 has been paid in full on or before the Closing Date.

      4.4 Shareholder Indebtedness and Receivables. On or prior to Closing, the Shareholders shall cause to be paid in full in cash all accounts payable, notes payable and advances payable by any Shareholder to the Company and the Company shall pay in full in cash all accounts payable, notes payable and advances payable by the Company to any Shareholder.

      4.5 Audit. Prior to Closing, at the expense of Parent, KPMG Peat Marwick LLP shall complete an audit of the Company through March 31, 1997 and such additional review work as may be requested by the Parent through and including the Closing Date (or other periods subsequent to March 31, 1997), and provide its report to the Parent and the Shareholders.

      4.6 Pre-Closing Covenants and Agreements. The Shareholders jointly and severally agree as set forth in Exhibit 4.6 attached hereto.

      4.7 Salary Continuation Agreements. Except for the Company's Salary Continuation Agreements with (i) George E. Fisher, Sr., (ii) Merrill L. Sichting, (iii) William F. Ogan, and (iv) Curtis L. Neal, prior to Closing, the Company shall fully terminate each of its existing salary continuation agreements by any means agreeable to each respective employee covered by such an agreement, including payment of a lump sum amount to such an employee in release of and in full satisfaction of such agreement. With respect to any such agreement that is not so fully terminated, the Company shall purchase a commercial annuity contract to cover the future payments and liability therefor to the employee under each such agreement. At or prior to Closing the Company shall deliver evidence satisfactory to the Parent of the full termination of the other salary continuation agreements. The Company shall indemnify and hold harmless the Parent for any liability or losses incurred or suffered by the Parent, after Closing, with respect to any salary continuation agreement.

      4.8 Assignment of Accounts Receivable. Within 90 days after the Closing Date, Parent may elect to assign to Shareholders any accounts receivable that were part of the calculation of Current Assets (as determined in accordance with Section 1.4) and which remain uncollected for 60 days or more, and Shareholders shall purchase such accounts receivable from Parent, without recourse, for cash in the amount of the uncollected face amount thereof.

      4.9 Company Plans. Except as provided in Section 4.7 and any other provision of this Agreement, the Company Plans (within the meaning of Section 8
(xiii) of Exhibit 2, hereto), in effect at the date of this Agreement, shall remain in effect unless otherwise determined by Parent after the Closing Date.

      4.10 Confidentiality. Prior to the Closing Date, none of the Parent, the Company or the Shareholders will disclose the terms of this Agreement or the Exchange to any person other than their respective directors, officers, agents or representatives, except as otherwise provided herein or unless required by law. The Company may make appropriate disclosures of the general nature of the Exchange to its employees, vendors and customers to protect the Company's goodwill and to facilitate the Closing. The Parent may disclose pertinent information regarding the Exchange to its existing and prospective investors, lenders, or investment bankers or financial advisors for the purpose of obtaining financing, including, without limitation, financing related to the IPO or other offerings of its securities may describe this Agreement and the transactions contemplated hereby in any registration statement filed by the Parent under the Securities Act and in reports filed by the

Parent under the Securities Exchange Act of 1934, and may file this Agreement as an exhibit to any thereof. The Parent may also make appropriate disclosures of the general nature of the Exchange and the identity, nature and scope of the Company's operations to prospective acquisition candidates in connection with the Parent's efforts to effect additional acquisitions. Each party will have mutual approval rights with respect to written employee presentations concerning the prospective Exchange.

      4.11 Tax-Free Reorganization. Unless the other parties shall otherwise agree in writing, none of the Shareholders, the Parent or the Company shall knowingly take or fail to take any action, which action or failure to act would jeopardize the qualification of the Exchange as a reorganization within the meaning of Section 368(a) of the Code.

      4.12 Company Stock Options.   The Parent and the Company shall take such
actions as shall be necessary or required to permit the Parent to, and the Parent shall, effective at the Closing Date, (i) assume the obligations of the Company under each Company Stock Option described in Exhibit 1.2.2A which is outstanding immediately prior to the Closing Date and which remains unexercised in whole or in part as of the Closing Date and (ii) substitute shares of Parent Common Stock and cash (as provided hereinbelow) for the shares of Company Common Stock purchasable under each such assumed option ("Assumed Option"), which assumption and substitution shall be effected as follows:

          4.12.1 No Change in Terms. The Assumed Option shall not give the optionee additional benefits which such optionee did not have under the Company Stock Option before such assumption nor diminish the benefits which such options did have, and shall be assumed on the same terms and conditions as the Company Stock Option being assumed (including the applicable provisions for vesting and forfeiture as provided in the terms of the applicable agreement between the Company and the option holder in effect prior to the date of this Agreement), subject to clauses 4122 and 4123 below.

          4.12.2 Exercise for Parent Common Stock. Following determination of the Final Exchange Consideration, Company Stock Options shall be exercisable for shares of Parent Common Stock as provided in this section and subject to terms of the applicable Stock Option Agreement. The number of shares of Parent Common Stock purchasable and cash receivable upon exercise of an Assumed Option in accordance with its terms shall be equal to the product of (i) the Final Per Share Common Stock Amount multiplied by (ii) the number of shares of Company Common Stock for which such option is exercisable, subject to adjustment for any stock split, stock dividend, merger or recapitalization as provided in the applicable Stock Option Agreement.

          4.12.3 Exercise Price. The exercise price per share of Parent Common Stock under each Assumed Option after the Closing Date shall be equal to the quotient of (i) the exercise price per share of Company Common Stock under the Assumed Option immediately prior to the Closing Date divided by (ii) the Final Per Share Common Stock Amount, subject to adjustment for any stock split, stock dividend, merger or recapitalization as provided in the applicable Stock Option Agreement.

      4.13 Property Lease with Four Square Company. The Office and Warehouse Lease attached as Exhibit 4.13A with Four Square Company, as owner of the warehouse and office property located at 8171 West 10th Street, Indianapolis, Indiana 46214-2431 (the "Four Square Lease"), is in full force and effect as of the date hereof, and the Four Square Lease shall be in full force and effect, in accordance with its terms, without default or unmatured default of any kind with respect to each party thereto at and as of the Closing Date. As the sole general partners of Four Square Company, Shareholders covenant and agree to use their best efforts, upon request by Parent following the Closing, to obtain the written consent of each mortgagee of the leased premises subject to the Four Square Lease authorizing a substitution and novation of the Four Square Lease and replacement thereof with a lease agreement between Four Square Company and the Company in the form attached as Exhibit 4.13B (the "Lease Agreement"), and upon obtaining such consent, shareholders shall cause Four Square Company to execute and deliver the Lease Agreement and terminate the Four Square Lease. During the continuation of the Four Square Lease, Shareholders shall indemnify and hold harmless the Company with respect to all costs related to repair of the roof, exterior walls, structural components, foundations, sidewalks, plate glass, electrical wiring, plumbing and HVAC systems of all buildings located on the leased premises. Notwithstanding any other provision of this Agreement, the representations, warranties, covenants and agreements of the Shareholders in this Section 4.13 shall survive the closing and remain in full force and effect during the term of the Four Square Lease and the term of the Lease Agreement.

      4.14 Income Tax Distribution. Prior to the Closing, the Shareholders may cause the Company to pay to the Shareholders as a dividend and as a distribution of S Corporation earnings of the Company for the period beginning at the expiration of the Company's prior fiscal year through the Effective Time a cash amount, which may be reasonably estimated equal to the net taxable income of the Company as determined for Federal income tax purposes for the Company as an S Corporation less any prior distributions made by the Company to the Shareholders with respect to such earnings ("Cash Tax Distribution"). In the event that there is insufficient cash of the Company to make the Cash Tax Distribution in whole or in part, the Company may issue short term notes payable to the Shareholders in amounts equal to the amount of the Cash Tax Distribution less the amount of cash actually distributed to the Shareholders as part of the Cash Tax Distribution ("Tax Notes") in the form of Exhibit 4.14. The Tax Notes, if issued, shall (i) be issued prior to the Closing Date, (ii) bear interest at a rate not to exceed six percent (6%) per annum, (iii) provide that the principal and all accrued interest shall be due and payable six (6) months after the date of the Tax Notes, and (iv) impose no prepayment penalty. Notwithstanding the actual due date of such notes, the Tax Notes shall be treated as Long Term Debt for purposes of the determination of the Final Exchange Consideration in Section
1.4.1. All cash payments of the Cash Tax Distribution and all amounts of any Tax Notes shall be taken into account in calculating the Closing Merger Consideration (through a reduction of Working Capital or increase in Long Term Debt, as applicable).

                  5.  CONDITIONS PRECEDENT; CLOSING DELIVERIES

      5.1 Conditions Precedent to the Obligations of the Parent. The obligations of the Parent to effect the Exchange under this Agreement are subject to the satisfaction of each of the following conditions, unless waived by the Parent in writing to the extent permitted by applicable law:

          5.1.1 Accuracy of Representations and Warranties. The representations and warranties of the Shareholders contained in this Agreement, in Exhibit 2 and the Disclosure Schedule referred to therein and the other Exhibits provided by the Shareholders pursuant to this Agreement or in any closing certificate or document delivered to the Parent pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of that time other than such representations and warranties as are specifically made as of another date, and the Shareholders shall have delivered to the Parent a certificate to that effect.

          5.1.2 Performance of Covenants. The Shareholders shall have performed and complied with all covenants of this Agreement to be performed or complied with by them at or prior to the Closing Date, and the Shareholders shall each have delivered to the Parent a certificate to that effect.

          5.1.3 Legal Actions or Proceedings. No legal action or proceeding shall have been instituted after the date hereof against the Company or against the Parent arising by reason of the acquisition of the Company pursuant to this Agreement, which is reasonably likely (i) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement, (ii) to have a Company Material Adverse Effect or (iii) to have a Parent Material Adverse Effect after giving effect to the consummation of the transactions contemplated by this Agreement, and the Shareholders shall each have delivered to the Parent a certificate to that effect.

          5.1.4 Approvals. The Shareholders shall have procured all of the consents, approvals and waivers of third parties or any regulatory body or authority, whether required contractually or by applicable law or otherwise necessary for the execution, delivery and performance of this Agreement (including the Company Related Documents and the Shareholder Related Documents) by the Shareholders prior to the Closing Date, and Shareholders shall have delivered to the Parent a certificate to that effect.

          5.1.5 Closing Deliveries. All documents required to be executed or delivered at Closing by the Shareholders pursuant to Section 5.3 of this Agreement shall have been so executed and delivered.

          5.1.6 No Casualty, Loss or Damage. No casualty, loss or damage shall have occurred on or prior to the Closing Date to any of the properties or assets of the Company.

          5.1.7 Licenses, etc. The Company shall have obtained all such licenses and permits as are legally required for the continued operation of the business after the Closing Date, except such licenses and permits, the absence of which will not have a Company Material Adverse Effect.

          5.1.8 No Material Adverse Change. Since December 31, 1996, there shall not have been any event that in the reasonable judgment of the Parent adversely affects the properties, assets, financial condition, results of operations, cash flows, businesses or prospects of the Company.

          5.1.9 IPO. The Parent shall have completed the IPO on terms acceptable to it, and the net proceeds thereof shall have been received by the Parent.

          5.1.10 Certain Corporate Actions. All necessary director and shareholder resolutions, waivers and consents required to consummate the transactions contemplated hereunder shall have been executed and delivered.

          5.1.11 Financing. The Parent shall have obtained financing on terms and in amounts reasonably acceptable to it, to finance the ongoing financing needs of the Company, and such financing shall be available.

      5.2 Conditions Precedent to the Obligations of the Shareholders and the Company. The obligations of the Shareholders under this Agreement are subject to the satisfaction of each of the following conditions, unless waived by the Shareholders in writing:

          5.2.1 Accuracy of Representations and Warranties. The representations and warranties of the Parent contained in this Agreement or in any closing certificate or document delivered to the Shareholders pursuant hereto shall be true and correct on and as of the Closing Date as though made at and as of that date other than such representations and warranties as are specifically made as of another date, and the Parent shall have delivered to the Shareholders a certificate to that effect.

          5.2.2 Performance of Covenants. The Parent shall have performed and complied with all covenants of this Agreement to be performed or complied with by them at or prior to the Closing Date and the Parent shall have delivered to the Shareholders a certificate to such effect.

          5.2.3 Approvals. The Parent shall have procured all of the consents, approvals and waivers specified in Section 3.1.4 prior to the Closing Date, and the Parent shall deliver to the Shareholders a certificate to that effect.

          5.2.4 Closing Deliveries. All documents required to be executed or delivered at Closing by the Parent pursuant to Section 5.4 of this Agreement shall have been so executed and delivered.

      5.3 Deliveries by the Shareholders at the Closing. At the Closing, simultaneously with the deliveries by the Parent specified in Section 5.4 below, and in addition to any deliveries required to be made by the Shareholders pursuant to any other transaction document at the Closing, the Shareholders shall deliver or cause to be delivered to the Parent the following:

          5.3.1 Closing Certificates. The Shareholders shall deliver the certificates required pursuant to Sections 5.1.1, 5.1.2, 5.1.3 and 5.1.4.

          5.3.2 Stock Transfer Restriction Agreement. Each Shareholder shall execute and deliver a Stock Transfer Restriction Agreement on the Closing Date substantially in the form set forth in Exhibit 5.3.2.

          5.3.3 Employment Agreement. Each Shareholder and certain other employees of the Company specified on Exhibit 5.3.3 shall execute and deliver an Employment Agreement with the Company on the Closing Date substantially in the form set forth in Exhibits 5.3.3A or 5.3.3B as applicable.

          5.3.4 Registration Rights Agreement. Each Shareholder shall execute and deliver a Registration Rights Agreement at the Closing substantially in the form set forth in Exhibit 5.3.4 attached hereto, as applicable.

          5.3.5 Opinion of Counsel for the Shareholders and the Company. The Shareholders shall deliver the favorable opinion of Riley, Bennett & Egloff, counsel to the Shareholders and the Company, dated as of the Closing Date, substantially in the form and to the effect set forth in Exhibit 5.3.5 attached hereto.

          5.3.6 Documents, Stock Certificates. The Shareholders shall execute and deliver, and shall cause the Company to execute and deliver, the documents, certificates, opinions, instruments and agreements required to be executed and delivered by the Company or its officers or directors or any Shareholder at the Closing as contemplated hereby or as may be reasonably requested by the Parent and shall deliver or cause to be delivered the documents and evidence required under Section 4. Stock Certificates representing all of the outstanding Company Common Stock and properly executed and completed letters of transmittal shall be delivered by the Shareholders to the Parent.

          5.3.7 Discharge of Indebtedness, Releases, Etc. The indebtedness of the Company referred to in Exhibit 5.3.7 attached hereto ("Terminated Obligations") shall be paid in full or refinanced on terms acceptable to the Parent, and the Shareholders shall cause all holders of any such Terminated Obligations to deliver to the Parent, in form reasonably satisfactory to the Parent and the lenders to the Parent such customary releases, termination statements, consents, approvals or other documents or instruments required, in the judgment of the Parent, to release and terminate all liens, security interests, claims, or rights of such holders against the Company or the Parent or any of their respective assets in connection therewith.

          The consummation of the Closing shall not be deemed to be a waiver by the Parent or the Company of any of their rights or remedies against the Shareholders hereunder for any breach of warranty, covenant or agreement by the Shareholders herein irrespective of any knowledge of or investigation made by or on behalf of the Parent; provided, however, that if the Shareholders shall disclose in writing to the Parent prior to the Closing Date a specified breach of a specifically identified representation, warranty, covenant or agreement of the Shareholder herein, and requests a waiver thereof by the Parent, and the Parent shall waive any such specifically identified breach in writing prior to the Closing Date, the Parent and the Company, for themselves and for each Parent Indemnified Party (as defined below) shall be deemed to have waived their respective rights and remedies hereunder for, and the Shareholders shall have no liability with respect to, any such specifically identified breach, to the extent so identified by the Shareholders and so waived by the Parent.

      5.4 Deliveries by the Parent at the Closing. At the Closing, simultaneously with the deliveries by the Shareholders specified in Section 5.3 above, and in addition to any other deliveries to be made by the Parent pursuant to any other transaction document at the Closing, the Parent shall deliver or cause to be delivered to the Shareholders the following:

          5.4.1 Closing Certificates. The Parent shall deliver the certificates required pursuant to Sections 5.2.1, 5.2.2, 5.2.3 and 5.2.4.

          5.4.2 Registration Rights Agreement. The Parent shall execute and deliver to each of the Shareholders a Registration Rights Agreement at the Closing substantially in the form set forth in Exhibit 5.3.4.

          5.4.3 Opinion of Counsel for the Parent. The Parent shall deliver the favorable opinion of Chamberlain, Hrdlicka, White, Williams & Martin, counsel to the Parent, dated as of the Closing Date, substantially in the form and to the effect set forth in Exhibit 5.4.3.

          5.4.4 Closing Exchange Consideration. The Parent shall deliver the Closing Exchange Consideration to the Shareholders.

          The consummation of the Closing shall not be deemed to be a waiver by the Shareholders of any of their rights or remedies hereunder for breach of any warranty, covenant or agreement herein by the Parent irrespective of any knowledge of or investigation with respect thereto made by or on behalf of any Shareholder; provided, however, that if the Parent shall disclose in writing to the Shareholders prior to the Closing a specified breach of a specifically identified representation, warranty, covenant or agreement of the Parent contained herein by the Parent, and requests a waiver thereof by the Shareholders, and the Shareholders shall waive any such specifically identified breach in writing prior to the Closing, the Shareholders shall be deemed to have waived their rights and remedies hereunder for, and the Parent shall have no liability or obligation to the Shareholders with respect to, any such specifically identified breach, to the extent so identified by the Parent and waived the Shareholders.

                         6. SURVIVAL, INDEMNIFICATIONS

      6.1 Survival. The representations and warranties set forth in this Agreement and the other documents, instruments and agreements contemplated hereby shall survive after the date hereof to the extent provided herein. The representations and warranties of the Shareholders and the Company herein and in the Shareholder Related Documents and the Company Related Documents (as defined in Exhibit 2) other than those of the Shareholders in Sections 2.2, 2.3, 2.4 and in Sections 2, 3, 10, 11 and 12 of Exhibit 2 shall survive for a period of 36 months after the date hereof and the representations and warranties of the Shareholders and the Company contained in Sections 2.2, 2.3, 2.4 and in Sections 2, 3, 10, 11 and 12 of Exhibit 2 shall survive for the maximum period permitted by applicable law. The representations and warranties of the Parent herein and in the Parent Related Documents, other than those in Sections 3.1.3 and 3.1.4, shall survive for a period of 36 months after the date hereof and the representations and warranties of the Parent contained in Sections 3.1.3 and
3.1.4 shall survive for the maximum period permitted by applicable law. The periods of survival of the representations and warranties as stated above in this Section 6.1 are referred to herein as the "Survival Period." The liabilities of the parties under their respective representations and warranties shall expire as of the expiration of the applicable Survival Period and no claim for indemnification may be made with respect to any breach of any representation or warranty, the applicable Survival Period of which shall have expired, except to the extent that written notice of such breach shall have been given to the party against which such claim is asserted on or before the date of such expiration. The covenants and agreements of the parties herein (including but not limited to Exhibit 4.6) and in other documents and instruments executed and delivered in connection with the closing of the transactions contemplated hereby shall survive for the maximum period permitted by law.

      6.2 Indemnification.

          6.2.1 Parent Indemnified Parties. Subject to the provisions of Sections 6.1 and 6.3 hereof, the Shareholders, jointly and severally, shall indemnify, save and hold harmless the Parent, the Company and any of their assignees (including lenders) and all of their respective officers, directors, employees, representatives, agents, advisors and consultants and all of their respective heirs, legal representatives, successors and assigns (collectively the "Parent Indemnified Parties") from and against any and all damages, liabilities, losses, loss of value (including the value of adverse effects on cash flow or earnings), claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs, including reasonable attorneys' fees and court costs (collectively "Losses") arising from, out of or in any manner connected with or based on:

          (i) the breach of any covenant of any Shareholder or the Company or the failure by any Shareholder or the Company to perform any obligation of any Shareholder or the Company contained herein or in any Company Related Document or Shareholder Related Document;

          (ii) any inaccuracy in or breach of any representation or warranty of any Shareholder contained herein or in any Shareholder Related Document;

          (iii) any inaccuracy in or breach of any representation or warranty of the Company contained herein or in any Company Related Document;

          (iv) indemnification payments made by the Company to the Company's present or former officers, directors, employees, agents, consultants, advisors or representatives in respect of actions taken or omitted to be taken prior to the Closing; and

          (v) any act, omission, occurrence, event, condition or circumstance occurring or existing at any time on or before the Closing Date and involving or related to the assets, properties, business or operations now or previously owned or operated by the Company and not (a) disclosed in the Disclosure Schedule or (b) disclosed in the Company Financial Statements (as defined in Exhibit 2) excluding liability for decisions made in the exercise of the Company's reasonable business judgement and in the ordinary course of business.

Notwithstanding the foregoing, the foregoing indemnities shall not apply to the extent that such Losses are reimbursed to the Parent Indemnified Parties under provisions of any errors and omissions or professional liability insurance policy containing waiver of subrogation provisions applicable to claims relating to such Losses. The foregoing indemnities shall not limit or otherwise adversely affect the Shareholder Indemnified Parties' rights of indemnity for Losses under Section 6.2.3.

          6.2.2 Minimum Losses. For purposes of this Section 6.2.2, Losses shall be calculated with respect to any inaccuracy or breach of any representation or warranty of any Shareholder contained herein or in any Shareholder Related Document without giving effect to any clause which would permit such inaccuracy or breach up to an amount which would be deemed a Company Material Adverse Effect. The Shareholders shall have no obligation under Section
6.2.1 until the aggregate amount of all such Losses equal or exceed $25,000 (whether or not resulting in a Company Material Adverse Effect), at which time the Shareholders shall be subject to the provisions of Section 6.2.1 with respect to all Losses of the Parent Indemnified Parties.

          6.2.3 Parent Indemnity. Subject to the provisions of Sections 6.1 and 6.3, the Parent shall indemnify, save and hold harmless the Shareholders and the Shareholders' heirs, legal representatives, successors and assigns (the "Shareholder Indemnified Parties") from and against all Losses arising from, out of or in any manner connected with or based on:

          (i) any breach of any covenant of the Parent or the failure by the Parent to perform any of its obligations contained herein or in the Parent Related Documents;

          (ii) any inaccuracy in or breach of any representation or warranty of the Parent contained herein or in the Parent Related Documents; and

          (iii) any act, omission, event, condition or circumstance occurring or existing at any time after (but not on or before) the Closing Date and involving or relating to the assets, properties, businesses or operations of the Company; provided, however, that this clause (iii) shall not apply to any Losses to the extent that such Losses result from any Shareholder's acts or omissions after the Closing Date as an officer, director and/or employee of the Parent, the Surviving Corporation and/or any other affiliate of the Parent.

The foregoing indemnities shall not limit or otherwise adversely affect the Parent Indemnified Parties' rights of indemnity for Losses under Section 6.2.1.

      6.3 Limitations.  The aggregate liability of the Shareholders under
Section 6.2.1 shall not exceed the cash amount equal to the Final Exchange Consideration with the Parent Common Stock being valued at the IPO Price for such purpose. The aggregate liability of the Parent under Section 18(v) shall not exceed the cash amount equal to the Final Exchange Consideration with the Parent Common Stock being valued at the IPO Price for such purpose.

      6.4 Procedures for Indemnification.

          6.4.1 Notice. The party (the "Indemnified Party") that may be entitled to indemnity hereunder shall give prompt notice to the party obligated to give indemnity hereunder (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Any failure on the part of any Indemnified Party to give the notice described in this Section 6.4.1 shall relieve the Indemnifying Party of its obligations under this Article 6 only to the extent that such Indemnifying Party has been prejudiced by the lack of timely and adequate notice (except that the Indemnifying Party shall not be liable for any expenses incurred by the Indemnified Party during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within 10 days thereof) after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such claim, action, suit or proceeding.

          6.4.2 Legal Defense. The Parent shall have the obligation to assume the defense or settlement of any third-party claim, suit, action or proceeding in respect of which indemnity may be sought hereunder, provided that (i) the Shareholders shall at all times have the right, at their option, to participate fully therein, and (ii) if the Parent does not proceed diligently to defend the third-party claim, suit, action or proceeding within 10 days after receipt of notice of such third-party claim, suit, action or proceeding, the Shareholders shall have the right, but not the obligation, to undertake the defense of any such third-party claim, suit, action or proceeding.

          6.4.3 Settlement. The Indemnifying Party shall not be required to indemnify the Indemnified Party with respect to any amounts paid in settlement of any third-party suit, action, proceeding or investigation entered into without the written consent of the Indemnifying Party; provided, however, that if the Indemnified Party is a Parent Indemnified Party, such third-party suit, action, proceeding or investigation may be settled without the consent of the Indemnifying Party on 10 days' prior written notice to the Indemnifying Party if such third-party suit, action, proceeding or investigation is then unreasonably interfering with the business or operations of the Company and the settlement is commercially reasonable under the circumstances; and provided further, that if the Indemnifying Party gives 10 days' prior written notice to the Indemnified Party of a settlement offer which the Indemnifying Party desires to accept and to pay all Losses with respect thereto ("Settlement Notice") and the Indemnified Party fails or refuses to consent to such settlement within 10 days after delivery of the Settlement Notice to the Indemnified Party, and such settlement otherwise complies with the provisions of this Section 6.4, the Indemnifying Party shall not be liable for Losses arising from such third-party suit, action, proceeding or investigation in excess of the amount proposed in such settlement offer. Notwithstanding the foregoing, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, if such judgment or settlement imposes any obligation or liability upon the Indemnified Party other than the execution, delivery or approval thereof and customary releases of claims with respect to the subject matter thereof.

          6.4.4 Cooperation. The parties shall cooperate in defending any such third-party suit, action, proceeding or investigation, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control of the Indemnified Party that are pertinent to the defense. The Indemnified Party may join the Indemnifying Party in any suit, action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Agreement.

      6.5 Subrogation. Each Indemnifying Party hereby waives for itself and its affiliates (as defined in Exhibit 2) any rights to subrogation against any Indemnified Party or its insurers for Losses arising from any third-party claims for which it is liable or against which it indemnifies any Indemnified Party and, if necessary, each Indemnifying Party shall obtain waivers of such subrogation from its, his or her insurers.

                                7.  TERMINATION

      7.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date:

           7.1.1 Mutual Consent. By the written agreement of the Shareholders and the Parent; or

          7.1.2 Optional By the Company. By the Shareholders, by written notice to the Parent, if the Closing shall have failed to occur by 5:00 p.m. Houston, Texas time on December 31, 1997, but only if neither the Company nor any Shareholder has breached this Agreement or has failed to perform any of its, his or her obligations under this Agreement;

          7.1.3 Optional By the Parent. By the Parent, by written notice to the Shareholders, if the Closing shall have failed to occur by 5:00 p.m. Houston, Texas time on December 31, 1997, but only if the Parent has not breached this Agreement or failed to perform any of its obligations under this Agreement;

          7.1.4 Breach By the Parent. By the Shareholders, by written notice to the Parent, if the Parent has breached this Agreement or failed to perform any of its obligations under this Agreement; or

          7.1.5 Breach by the Shareholders. By the Parent, by written notice to the Shareholders, if any Shareholder has breached this Agreement or has failed to perform any of his or her obligations under this Agreement.

      7.2 Effect of Termination. If this Agreement is terminated as permitted under Section 7.1, such termination shall be without liability of any party to any other party, except that such termination shall be without prejudice to any and all remedies the parties may have against each other for breach of this Agreement.

                               8.   MISCELLANEOUS

      8.1 Notice. Any notice, delivery or communication required or permitted to be given under this Agreement shall be in writing, and shall be mailed, postage prepaid, or delivered, to the addresses given below, or sent by telecopy to the telecopy numbers set forth below, as follows:

     To the Shareholders:

          Mr.  Dennis P.  Smith               Mr.  Michael P.  Dunn
          423 Greenlee Drive                  9118 Tansel Court
          Indianapolis, Indiana 46234-2232    Indianapolis, Indiana 46234
          Telecopy: (___) ___-____            Telecopy: (___) ___-____

     To the Parent:

          Group Maintenance America Corp.
          1800 West Loop South, Suite 1375
          Houston, Texas 77027
          Attn: President
          Telecopy: (713) 626-4766

or other such address as shall be furnished in writing by any such party to the other party, and such notice shall be effective and be deemed to have been given as of the date actually received.

     To the extent any notice provision in any other agreement, instrument or document required to be executed or executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in this Section 8.1 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

      8.2 Further Documents. The Shareholders shall, at any time and from time to time after the date hereof, upon request by the Parent and without further consideration, execute and deliver such instruments or other documents and take such further action as may be reasonably required in order to perfect any other undertaking made by the Shareholders hereunder.

      8.3 Assignability. No Shareholder shall assign this Agreement in whole or in part without the prior written consent of the Parent, except by the operation of law. The Parent may assign its rights under this Agreement, the Company Related Documents and the Shareholder Related Documents without the consent of either Shareholder; provided, however, that no such assignment shall affect the Shareholders right to receive the Final Exchange Consideration. After the Closing Date, the Company may assign its rights under this Agreement, the Company Related Documents and the Shareholder Related Documents without the consent of any of the Shareholders.

      8.4 Exhibits and Schedules. The Exhibits and Schedules (and any appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof.

      8.5 Sections and Articles. Unless the context otherwise requires, all Sections, Articles and Exhibits referred to herein are, respectively, sections and articles of, and exhibits to, this Agreement and all Schedules referred to herein are schedules constituting a part of the Disclosure Schedule.

      8.6 Entire Agreement. This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.
Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

      8.7 Headings. Headings as to the contents of particular articles and sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular articles or sections to which they refer.

      8.8 CONTROLLING LAW. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THE APPLICABLE CORPORATE LAW MANDATORILY APPLIES WITH RESPECT THERETO.

      8.9 Public Announcements. After the Effective Time, no Shareholder shall make any press release, public announcement, or public confirmation or disclose any other information regarding this Agreement or the contents hereof.

      8.10 No Third Party Beneficiaries. Except as set forth in Article 6, no person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

      8.11 Amendments and Waivers. This Agreement may be amended by the Parent and the Shareholders; provided that all amendments to this Agreement must be by an instrument in writing signed on behalf of the Parent and the Shareholders. Any term or provision of this Agreement (other than the requirements for shareholder approvals) may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

      8.12 No Employee Rights. Nothing herein expressed or implied shall confer upon any employee of the Company, any other employee or legal representatives or beneficiaries of any thereof any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, or shall cause the employment status of any employee to be other than terminable at will.

      8.13 Non-Recourse. No recourse for the payment of any amounts due hereunder or for any claim based on this Agreement or the transactions contemplated hereby or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Parent in this Agreement shall be had against any incorporator, organizer, promoter, shareholder, officer, director, employee or representative as such (other than the Shareholders as set forth herein), past, present or future, of the Parent or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

      8.14 When Effective. This Agreement shall become effective only upon the execution and delivery of one or more counterparts of this Agreement by each of the Parent and the Shareholders.

      8.15 Takeover Statutes. If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective members of their Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated herein.

      8.16 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.

      8.17 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable as if such invalid or unenforceable provisions had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      8.18 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

      8.19 No Rule of Construction. All of the parties hereto have been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by each of the parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

      8.20 Expenses. Each of the parties shall bear all of their own expenses in connection with the negotiation and closing of this Agreement and the transactions contemplated hereby; provided that the Company shall pay the costs of any broker or finder engaged by the Shareholders; and provided further that all fees, costs and expenses incurred or payable by the Company (other than accounting and auditing fees and expenses) in connection with the negotiation and closing of this Agreement and the transactions contemplated hereby and the costs of any such broker or finder shall be included in current liabilities for purposes of determining Working Capital.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date first hereinabove written.

                              PARENT:

                              GROUP MAINTENANCE AMERICA CORP.



                              By:
                                 -----------------------------------------
                                    J.  Patrick Millinor, Jr., President



                              SHAREHOLDERS:


                              --------------------------------------------
                              DENNIS P. SMITH, AS SHAREHOLDER


                              --------------------------------------------
                              MICHAEL P. DUNN, AS SHAREHOLDER